UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
February 7, 2006

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-16531 (COMMISSION FILE NUMBER)	06-159-7083 (I.R.S. EMPLOYER IDENTIFICATION NO.)

299 Park Avenue New York, New York 10171 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 7, 2006, General Maritime Corporation (the "Company") entered into an agreement with Tanker Pacific Management (Singapore) Pte Ltd. ("Tanker Pacific") under which affiliates of Tanker Pacific are to purchase nine oil bulk ore Aframax vessels from the Company's subsidiaries for an aggregate purchase price of $247.5 million. The sale of these vessels is subject to additional customary terms. Deliveries of the vessels are anticipated to be concluded by June 2006. A copy of the Company’s press release announcing this agreement is attached hereto as Exhibit 99.1.

Item 8.01 Other Events

On February 10, 2006, the Company issued a press release announcing the Company’s plans to close its technical office located in Greece and operated by General Maritime Management (Hellas) Ltd. following delivery of the nine oil bulk ore Aframax vessels.

A copy of the Company's press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.  Description

99.1           Press release issued by General Maritime Corporation on February 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MARITIME CORPORATION

Date: February 10, 2006	By:	/s/ Jeffrey D. Pribor
Name: Jeffrey D. Pribor
Title: Chief Financial Officer